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Internet Security Systems, Inc.                                    EXHIBIT 99.2
Supplemental Financial and Other Information

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                                                                     Q4 2003           Q4 2002
                                                                ------------------ -----------------
Revenue by theater
            America                                                           65%               72%
            EMEA                                                              23%               18%
            KK                                                                12%               10%

Proventia Appliance Revenue (a)                                       $13,990,000                $-

Proventia units sold
            A series                                                          65%                 -
            G series                                                          33%                 -
            M series                                                           2%                 -

Top 25 license deals- average size                                     $  430,000          $343,000

Direct/Channel mix for license revenues
            Direct                                                            40%               51%
            Channel                                                           60%               49%

Subscription revenue (% of total revenue) (b)
            Maintenance (Content & Support Fees)                              30%               27%
            Managed Security Services                                         11%                9%
            Term licenses                                                      3%                5%

Book to Bill Ratio (c)                                                       0.82              1.27

DSO (d)                                                                        81                77
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(a)  Additional information about Proventia:

                 Approximately 1,000 units sold in Q4 2003

                 Approaching 40% revenues from new customers in Q4 2003

                 Approximately 45% of Top 25 license deals revenues included Proventia

(b) Managed Security Services fourth quarter growth of 7% over the third quarter of 2003.

(c) Book to Bill Ratio is (1) the monthly monitoring fee amount for contracts signed during the quarter to (2) the monthly monitoring fee amount of devices that were turned on (or monitoring began) during the quarter.

(d) Days sales outstanding (DSO) equals accounts receivable divided by the sum of total revenues plus the change in deferred revenues in the quarter.